UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

NorthStar Asset Management Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36301 (Commission File Number)	46-4591526 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Formation of NSAM LP and UP-C Conversion
On March 13, 2015, NorthStar Asset Management Group Inc. (the “Company”) restructured the manner in which it holds its assets by converting to an “UP-C” structure (the “UP-C Conversion”) similar to the structure commonly used by real estate investment trusts known as an “UPREIT” structure. In connection with the UP-C Conversion, the Company converted its current holding company, NSAM LLC, a Delaware limited liability company, into a Delaware limited partnership, which was then renamed “NSAM LP” (the “Operating Partnership”).
In connection with the UP-C Conversion, the Company, as the sole general partner and a limited partner, entered into a limited partnership agreement of the Operating Partnership. The Company intends to conduct substantially all of its operations through the Operating Partnership and its subsidiaries. Subject to limited consent rights, the Company has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into major transactions including acquisitions, dispositions and refinancings, make distributions to partners, including the Company, and to cause changes in the Operating Partnership’s business activities. In connection with the UP-C Conversion, the Operating Partnership issued limited partnership units structured as profits interests (“LTIP Units”) to each holder of the Company’s outstanding deferred LTIP Units in settlement of such deferred LTIP Units on a one for one basis in accordance with the terms of the outstanding deferred LTIP Units. The LTIP Units issued remain subject to the same vesting terms as the deferred LTIP Units. Conditioned on minimum allocation to the capital accounts of the LTIP Unit for federal income tax purposes, each LTIP Unit will be convertible, at the election of the holder, into one common unit of limited partnership interest in the Operating Partnership (“OP Unit”). Each of the OP Units underlying these LTIP Units will be redeemable at the election of the OP Unit holder for (i) cash equal to the then fair market value of one (1) share of the Company’s common stock or (ii) at the option of the Company in its capacity as general partner of the Operating Partnership, one share of the Company’s common stock.
Following the UP-C Conversion and the issuance of LTIP Units described above, the Company is the sole general partner of the Operating Partnership and owned approximately 99% of the limited partnership interests in the Operating Partnership. Currently, there are no outstanding interests in the Operating Partnership other than the LTIP Units and those held by the Company.
The foregoing description is qualified in its entirety by reference to the limited partnership agreement of the Operating Partnership, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement of Limited Partnership of NSAM LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Asset Management Group Inc.
(Registrant)

Date: March 19, 2015	By:	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement of Limited Partnership of NSAM LP